Exhibit 32.1

Certification Pursuant to 18 USC ss.1350,
as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report of Castleguard Energy, Inc. (Company) on Form 10-QSB (Report) for the third quarter ended September 30, 2006, as filed with the Securities and Exchange Commission on the date hereof. I, Harvey Jury, Chief Executive and Chief Financial Officer of the Company, certify to the best of my knowledge, pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Harvey Jury
Harvey Jury
Chief Executive and
Chief Financial Officer

Dated: November 20, 2006